Exhibit 10.1

Execution version

SHARE TRANSFER AGREEMENT

BETWEEN

FIRSTCITY DIVERSIFIED HOLDINGS LLC

FIRSTCITY EUROPE CORPORATION

FIRSTCITY SERVICING CORPORATION

The Transferors

AND

MIROMESNIL GESTION

The Transferee

IN THE PRESENCE OF

UBN S.A.S.

MR. PATRICE MOURRUAU

MR. JEREMIE DYEN

DATED NOVEMBER 7, 2012

BETWEEN THE UNDERSIGNED:

1.                                     FirstCity Europe Corporation, a Texas company with capital of USD 1,000, maintaining its head office at 6400 Imperial Drive, Waco, Texas 76714-8216 (United States) and identified under the number 136416300, represented by Mr. James T. Sartain, duly authorized for this purpose, (“FirstCity Europe Corporation”);

2.                                     FirstCity Servicing Corporation, a Texas company maintaining its head office at 6400 Imperial Drive, Waco, Texas 76714-8216 (United States) and identified under the number 800202940, represented by Mr. James T. Sartain, duly authorized for this purpose, (“FirstCity Servicing Corporation”);

3.                                     FirstCity Diversified Holdings, a Texas company maintaining its head office at 6400 Imperial Drive, Waco, Texas 76714-8216 (United States) and identified under the number 801249203, represented by Mr. James T. Sartain, duly authorized for this purpose, (“FirstCity Diversified Holdings”);

FirstCity Europe Corporation, FirstCity Servicing Corporation and FirstCity Diversified Holdings being called collectively the “Transferors” and individually a “Transferor.”

4.                                     Miromesnil Gestion, a business corporation [société anonyme] with capital of 108,066.25 euros, maintaining its head office at 96-98, Avenue Raymond Poincaré — 75116 Paris, identified under the number 572 206 829 RCS Paris, represented by its President and CEO, Mr. Jérémie Dyen, duly authorized for this purpose, (“Miromesnil Gestion”);

Miromesnil Gestion being hereinafter called “Transferee.”

IN THE PRESENCE OF:

5.                                     UBN, a simplified business corporation with capital of 1,909,660.25 euros, maintaining its head office at 96-98, Avenue Raymond Poincaré — 75116 Paris, identified under the number 382 312 700 RCS Paris, represented by its president, Patrice Mourruau, duly authorized for this purpose, (the “Company”).

6.                                     Mr. Patrice Mourruau, a French citizen, born on June 23, 1947 in Chatenay-Malabry (92290), residing at 288 A, route de Lausanne — 1293 Bel Levue (Switzerland), acting in his capacity as representative of the Shareholders of Group A (as these terms are defined in the Agreement, itself defined hereinbelow); and

7.                                     Mr. Jérémie Dyen, a French citizen, born on October 7, 1976 in Aix-les-Bains (73100) and residing at 171, rue de l’Université, 75007 Paris, acting in his capacity as representative of the Shareholders of Group D (as these terms are defined in the Agreement, itself defined hereinbelow).

Parties 1. to 7. being hereinafter called the “Parties” and individually a “Party.”

WHEREAS:

The Transferors are long-standing shareholders of the Company and its subsidiaries, whose growth they actively supported after they acquired their initial equity interest.

Following various discussions, the Transferors and the Transferees have agreed to transfer all of the shares of the Company held by the Transferors (collectively, the “Shares” and individually a “Share”) to the Transferee, in accordance with the terms and conditions indicated in this document (the “Transfer agreement”).

The purpose of the Transfer agreement is to set forth the terms and conditions of the transfer of the Shares (the “Transfer”), the Transfer being scheduled to take place no later than December 20, 2012 (the “Closing Date”).

THEREFORE, IT HAS BEEN AGREED AS FOLLOWS:

ARTICLE 1
DÉFINITIONS

1.1                              The following terms have the meaning attributed to them by the stipulations of the Transfer agreement, as indicated hereinbelow:

Transfer agreement	Has the meaning given to it in the recitals of the Transfer agreement.

Share	Has the meaning given to it in the recitals of the Transfer agreement.

Annex	Means any annex of the Transfer agreement.

Article	Means any article of the Transfer agreement.

Transferor(s)	Has the meaning given to it in the presentation of the parties of the Transfer agreement.

Transfer	Has the meaning given to it in the recitals of the Transfer agreement.

Transferee	Has the meaning given to it in the presentation of the parties of the Transfer agreement.

Closing Date	Has the meaning given to it in the recitals of the Transfer agreement

Entity	Means any individual or legal entity, jointly-owned company, investment fund or other entity having or not having legal personality, French or not.

Firstcity Diversified Holdings	Has the meaning given to it in the presentation of the parties of the Transfer agreement.

Firstcity Europe Corporation	Has the meaning given to it in the presentation of the parties of the Transfer agreement.

Firstcity Servicing Corporation	Has the meaning given to it in the presentation of the parties of the Transfer agreement.

Miromesnil Gestion	Has the meaning given to it in the presentation of the parties of the Transfer agreement.

Agreement	Means the agreement of the shareholders of the Company signed on June 26, 2012 by the Shareholders of Group A, the Shareholders of Group B, the

Shareholders of Group C and the Shareholders of Group D.

Party(ies)	Has the meaning given to it in the presentation of the parties of the Transfer agreement.

Transfer Price	Has the meaning given to it in Article 3.1 of the Transfer agreement.

Company	Has the meaning given to it in the presentation of the parties of the Transfer agreement.

Security

Means any pledge, lien, mortgage, bond or other real or personal security and more particularly the pledges of securities accounts number 3bis and 54bis held respectively by First City Europe Corporation and First City Servicing Corporation in favor of Bank of Scotland PLC on June 26, 2012.

1.2                              The terms defined by the stipulations of the Agreement and used in this Transfer agreement retain, for the needs of the Transfer agreement, the same definition as the one attributed to them in the stipulations of the Agreement.

ARTICLE 2
TRANSFER OF THE SHARES

2.1                              On the Closing Date, the Transferors will transfer and convey and the Transferee will acquire the shares in full and complete ownership according to the terms indicated in the Transfer Agreement, in accordance with the breakdown given in Annex 2.1.

2.2                              On the Closing Date, the Transfer will result in the transfer to the Transferee of full and complete ownership of the Shares along with the rights to dividends and interest as of the transfer of ownership of the Shares, the Transferors subrogating the Transferee, on the Closing Date, in all the rights, actions and obligations resulting from ownership of the Shares.

2.3                              The Transferee will be entitled, as of the Closing Date, to all dividends attached to the Shares.

ARTICLE 3
PRICE OF THE SHARES

3.1                              The total transfer price for all of the Shares is twenty million euros (€ 20,000,000) (the “Transfer Price”), or a rounded price per Share of € 48.523668.

3.2                               The Transfer price is firm, final and non-revisable.

3.3                              The Transfer Price, divided among the Transferors in accordance with what appears in Annex 3.3,  will be paid in cash on the Closing Date via irrevocable and confirmed bank transfer to FirstCity International Corporation, a Texas company maintaining its head office at 6400 Imperial Drive, Waco, Texas 76714-8216 (USA) and identified under the number 1426267-00, which will constitute payment in full of the Transfer Price to each of the Transferors.

ARTICLE 4

CONDITIONS PRECEDENT FOR THE TRANSFER

The Transfer is subject to the satisfaction no later than on the Closing Date of the following conditions precedent:

4.1                               Absence of Securities

The Transferors agree, pursuant to the Transfer agreement, (i) to obtain as soon as possible the release of all Securities relating to the Shares and (ii) to provide the Transferee with a copy of the documents recording the release of the Securities applicable to the Shares, it being stated that the final drafts of the documents releasing the Bank of Scotland Securities on the Shares will be sent for information purposes by the Transferors to the Transferee at least fifteen days before the Closing Date and that the originals of these release documents will be provided by the Transferors to the Transferee no later than on the Closing Date.

4.2                              Waiver by the Shareholders of Group A and the Shareholders of Group D of exercise their Preemptive Right pursuant to article 6 of the Agreement

The Transferee, Mr. Patrice Mourruau and Mr. Jérémie Dyen guarantee (i) that they will obtain as soon as possible, from the Shareholders of Group A and from the Shareholders of Group D documents establishing their respective waivers of exercise the Preemptive Right from which they benefit pursuant to article 6 of the Agreement and (ii) that they will deliver a certified true copy of these documents to the Transferee.

4.3                              Approval of the Transferee pursuant to article 13 of the Company’s bylaws and preemptive procedure pursuant to article 6 of the Agreement

So that the Transferors can give the notifications required by article 13 of the Company’s bylaws and by article 6 of the Agreement, the Transferee agrees to provide the Assignors with all the information required in article 13 of the Company’s bylaws and in article 6 of the Agreement within three (3) business days following the date this agreement is signed.

The Transferee and the Company agree to provide the Transferors with a certified true copy of the documents mentioned in article 13 of the Company’s bylaws relating to approval, if the Transfer is carried out, of the Transferee.

4.4                              Agreement of the Transferors for the designation of a new permanent representative of the company on the MCS Supervisory Board

On the Closing Date, the Transferors agree not to oppose the replacement of Mr. James T. Sartain as permanent representative of the Company on the MCS Supervisory Board and to give up all rights of representation on this Board that they benefit from pursuant to the Agreement.

ARTICLE 5
DELIVERY OF DOCUMENTS ON THE CLOSING DATE

5.1                     Delivery of documents by the Transferors to the Transferee

On the Closing Date, the Transferors will deliver to the Transferee in exchange for delivery of the documents mentioned in article 5.2 below and payment of the Transfer Price by the Transferee:

(i)                                                       The transfer orders conform to the drafts appearing in Annex 5.1(i), materializing the Transfer of the Shares to the Transferee, it being stated that the transfer orders will be delivered when the bank of FirstCity International Corporation has confirmed that the bank has been credited with the full amount of the Transfer Price;

(ii)                                                             The letter of resignation of Mr. James T. Sartain as representative of Group B on the board of directors of the Company, this resignation taking effect on the Closing Date.  A copy of the draft letter of resignation is provided in Annex 5.1(ii).

5.2                     Deliveries of documents by the Transferee to the Transferors

On the Closing Date, the Transferee will provide the Transferors with:

(i)                                                       A copy of the decision made by the competent body for the Transferee approving the Transferee as new shareholder of the Company in accordance with the approval procedure mentioned in article 13 of the Company’s bylaws;

(ii)                                                    A copy of the irrevocable bank transfer order of the amount of the Transfer Price to FirstCity International Corporation to the bank account whose details are provided in Annex 5.2(ii) or to any other bank account indicated by the Transferors to the Transferee prior to the Closing Date.

5.3                               Delivery of documents by the Company to the Transferors

On the Closing Date, the Company will provide the Transferors with a copy of the register of share transfers and of the shareholder accounts of the Transferors as of the date of the Transfer, certified true by the Company’s legal representative.

ARTICLE 6
REPRESENTATIONS

6.1                     Representations of the Transferors

The Transferors represent, each in its own regard:

(i)                                              that they have full capacity and the powers to enter into the Transfer Agreement and to perform their obligations pursuant to it;

(ii)                                           that they have validly acquired or subscribed to the Shares, which are therefore validly held in full ownership, and that there are no Securities on the Shares on the Closing Date.

6.2                     Representations of the Transferee

The Transferee represents:

(i)                                     that it was validly set up and validly exists in conformity with French law;

(ii)                                  that it is not subject to any of the procedures appearing in the Sixth Book of the Commercial Code relating to “Difficulties of Companies”;

(iii)                               that it has full capacity and powers to enter into the Transfer Agreement and to perform its obligations pursuant to it and that the obligations arising from it validly bind it;

(iv)                              that it will have, no later than on the Closing Date, the funds necessary to pay the Transferors the Transfer Price; and

(v)                                 that the Transfer will be made without any other guarantee and condition other than those cited in articles 5 and 6 above.

ARTICLE 7

MISCELLANEOUS PROVISIONS

7.1                               Invalidity

If any of the stipulations of the Transfer Agreement proves to be invalid or unenforceable:

(i)                                     the validity of the other stipulations and the fact that they are enforceable will not be affected or compromised in any way;

(ii)                                  the Parties will negotiate in good faith in order to replace the stipulations in question with valid and enforceable stipulations as close as possible to the mutual intent of the Parties or, if this mutual intent  cannot be determined, the intent of the Party that the invalid or unenforceable stipulation aimed to protect.

7.2                               Indivisibility

The Transfer Agreement, including its recitals, its Annexes, any potential amendments and their annexes, barring any stipulation to the contrary, constitute an inseparable whole of which no term or provision may be modified in any way whatsoever except by written amendment.

7.3                               Absence of waiver

Waiver of one of the stipulations of this agreement is possible only by written document, which must be validly signed by the party against which the modification or the waiver is invoked.  A delay in exercising a right granted to a Party is not equivalent to a waiver of any breach or violation on the part of the other Parties to this agreement.

No waiver of any of the stipulations of the Transfer agreement will be considered to constitute a waiver of any other of its stipulations.

7.4                               Taxes - Costs

The registration taxes owed for the Transfer will be paid by the Transferee, who agrees to do so as well as to proceed with the registration and payment of the registration taxes pertaining to the Transfer within the legal time frames.

Each of the Parties will pay all of the consultants’ fees relating to the implementation of the Transfer Agreement as well as for the operations that are mentioned in it.

7.5                               Entire Agreement

The Transfer Agreement constitutes the entire agreement between the Parties related to its purpose. It replaces all prior agreements or documents, written or verbal, of any kind related to its purpose.

ARTICLE 8
NOTICES — ELECTION OF DOMICILE

All notices required or allowed pursuant to the stipulations of the Transfer Agreement or required by a law or regulation, must be given in writing, in French, accompanied by an English translation when the recipient of the notice is one of the Transferors, and will be deemed validly given when delivered in person in exchange for receipt or when sent by registered letter, return receipt requested or by fax confirmed the same day by registered letter, return receipt requested, sent to the recipients at  the addresses given at the beginning of this agreement or to any other address that the Parties may indicate at a later date.

Notices delivered in person will be considered to have been received on the date of their delivery in exchange for receipt. Notices given by registered letter will be considered to have been received on the date of first presentation of the registered letter by the postal services as indicated on the acknowledgment of receipt.

Notices given by fax will be considered to have been validly received on the fax transmission date, on the express condition that this is confirmed on the same day by registered letter, return receipt requested.

ARTICLE 9
APPLICABLE LAW — COMPETENT COURT

The Transfer Agreement is governed by French law and must be interpreted in accordance with it. The same will be true for the documents that are drawn up afterwards.

All disputes relating to the interpretation or to the performance of the Transfer Agreement will be subject to the jurisdiction of the Commercial Court of Paris.

Executed in Paris,

On November 7, 2012,

In nine (9) originals, including two (2) for registration needs.

FirstCity Diversified Holdings LLC	FirstCity Europe Corporation
By: James T. Sartain	By: James T. Sartain
Title: President	Title: President

FirstCity Servicing Corporation	Miromesnil Gestion
By: James T. Sartain	By: Jérémie Dyen
Title: President	Title: President & CEO

UBN	Mr. Patrice Mourruau
By: Patrice Mourruau	Representative of the Shareholders of Group A
Title : president

Mr. Jérémie Dyen
Representative of the Shareholders of Group D

ANNEX 2.1

DESCRIPTION OF THE BREAKDOWN OF THE SHARES IN CONNECTION WITH THE TRANSFER

TRANSFERORS	NUMBER OF SHARES	TRANSFEREE
FirstCity Europe Corporation	281,647 Shares	Miromesnil Gestion
FirstCity Servicing Corporation	123,523 Shares	Miromesnil Gestion
FirstCity Diversified Holdings LLC	7,000 Shares	Miromesnil Gestion

ANNEX 3.3

BREAKDOWN OF THE TRANSFER PRICE

TRANSFEREE	TRANSFER PRICE	TRANSFERORS
Miromesnil Gestion	13,666,545.52 euros	FirstCity Europe Corporation
Miromesnil Gestion	5,993,789.042 euros	FirstCity Servicing Corporation
Miromesnil Gestion	339,665.676 euros	FirstCity Diversified Holdings LLC

ANNEX 5.1(1)

DRAFT TRANSFER ORDERS

ANNEX 5.1(11)

DRAFT LETTER OF RESIGNATION

Letter of resignation as director of UBN

UBN SAS

Attn.:  The chairman and members of the board of directors

96-98, avenue Raymond Poincaré

75116 Paris

382 312 700 RCS Paris

[            ], 2012

Regular mail delivered in person in exchange for receipt

Dear Sirs:

I hereby, in accordance with the conditions of withdrawal of the companies of the FirstCity group from the capital of UBN, as designated representative of FirstCity Diversified Holdings LLC, FirstCity Europe Corporation and FirstCity Servicing Corporation (collectively “FirstCity”) resign my office as director of the company UBN.

This decision will take effect today, provided that FirstCity, or any entity of the FirstCity group designated for this purpose, has received in the bank accounts designated for this purpose, the entire transfer price agreed upon for the transfer of the entire equity interest of FirstCity in UBN to the company Miromesnil Gestion (572 206 829 RCS Paris).

As soon as my successor is appointed, please carry out the subsequent legal formalities and send me a copy of the amended Kbis certificate.

Sincerely,

Mr. James T. Sartain

ANNEX 5.2(II)

STATEMENT OF BANK PARTICULARS (RIB) OF FIRSTCITY INTERNATIONAL CORPORATION

BNP PARIBAS

Space reserved for the recipient of the statement.

Account holder

FIRST CITY INTERNATIONAL CORP

Domiciliation

PARIS AG-CENTRALE ENTREPRISES (00818)

Bank particulars:	30004 00818 00012199392 27
IBAN:	FR76 3000 4008 1800 0121 9939 227
BIC:	BNPAFRPPPVD